Exhibit (g)(1)(b)

APPENDIX A

TO

THE CUSTODIAN AGREEMENT

BETWEEN

FORWARD FUNDS

and

BROWN BROTHERS HARRIMAN & CO

Dated 1/21/11

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 6/30/2005 “the Agreement”.

FORWARD AGGRESSIVE GROWTH ALLOCATION FUND

FORWARD BALANCED ALLOCATION FUND

FORWARD FRONTIER MARKETSRAT FUND

FORWARD GROWTH ALLOCATION FUND

FORWARD GROWTH & INCOME ALLOCATION FUND

FORWARD COREPLUS FUND

FORWARD HIGH YIELD BOND FUND

FORWARD INCOME ALLOCATION FUND

FORWARD INCOME & GROWTH ALLOCATION FUND

FORWARD INVESTMENT GRADE FIXED-INCOME FUND

FORWARD INTERNATIONAL EQUITY FUND

FORWARD MORTGAGE SECURITIES FUND

FORWARD SMIDPLUS FUND

FORWARD SHORT-INTERMEDIATE FIXED INCOME FUND

FORWARD STRATEGIC ALTERNATIVES FUND

FORWARD U.S. GOVERNMENT MONEY FUND

FORWARD LARGE CAP VALUE FUND

FORWARD ASIA EX-JAPAN EQUITIES FUND

FORWARD BANKING & FINANCE FUND

FORWARD COMMODITY LONG/SHORT STRATEGY FUND

FORWARD EASTERN EUROPE EQUITIES FUND

FORWARD EMERGING MARKETS FUND

FORWARD GLOBAL INFRASTRUCTURE FUND

FORWARD GROWTH FUND

FORWARD HITR FUND

FORWARD INTERNATIONAL DIVIDEND FUND

FORWARD INTERNATIONAL FIXED INCOME FUND

FORWARD INTERNATIONAL REAL ESTATE FUND

FORWARD INTERNATIONAL SMALL COMPANIES FUND

FORWARD LARGE CAP EQUITY FUND

FORWARD FOCUS FUND

FORWARD LONG/SHORT CREDIT ANALYSIS FUND

FORWARD MINI-CAP FUND

FORWARD OPPORTUNITIES FUND

FORWARD REAL ESTATE FUND

FORWARD SELECT INCOME FUND

FORWARD SMALL CAP EQUITY FUND

FORWARD STRATEGIC REALTY FUND

FORWARD TACTICAL GROWTH FUND

FORWARD TACTICAL ENHANCED FUND

SIERRA CLUB STOCK FUND

FORWARD FUNDS		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Barbara Tolle	By:	/s/ Hugh B. Bolton
Name:	Barbara Tolle	Name:	Hugh B. Bolton
Title:	Treasurer	Title:	Senior Vice President
Date:	1/20/11	Date:	January 20, 2011